Exhibit 10.27

SECOND AMENDMENT TO
THE AMENDED AND RESTATED REALOGY GROUP LLC
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, the Realogy Group LLC (the “Company”) desires to amend the Amended and Restated Realogy Group LLC Executive Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Plan Administrator (as defined in the Plan) has the power to amend the Plan pursuant to Section 9.01 of the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of December 11, 2014:
1.    Clause (a) of Section 6.03 of the Plan is hereby amended and restated in its entirety as follows:
(a) Separation from Service. In the event the participant incurs a Separation from Service, such Participant’s Account shall be distributed as soon as practicable in the following manner: (i) for deferral elections made prior to December 11, 2014, the first Distribution Date following the first (1st) anniversary of the Participant's Separation from Service in accordance with such Participant's Election Form, and (ii) for deferral elections made on or after December 11, 2014, the first Distribution Date following the Participant's Separation from Service, unless the Participant has elected on the Election Form the first business day of the calendar year following the calendar year in which the Participant's Separation from Service occurs; provided, however, in each case, if at the time of the Separation from Service the Participant is not eligible for Retirement, the Participant’s Account shall be distributed in a lump sum.
2.    The Plan, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Company has caused the same to be executed by its duly authorized officer on this 11th day of December 2014.

ATTEST:                            REALOGY GROUP LLC

/s/ Elizabeth Richstone                     By: /s/ David J. Weaving
Name: David J. Weaving                                  Title:     Executive Vice President and
Chief Administrative Officer